UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2020

CNL STRATEGIC CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-222986	32-0503849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 16, 2020, CNL Strategic Capital, LLC (referred to herein as “we”, “us”, “our” or the “Company”), through its wholly-owned subsidiary, UM Strategic Capital EquityCo, LLC, completed its acquisition of a controlling interest in Healthcare Safety Holdings LLC (“HSH”).

The Company hereby amends the Current Report on Form 8-K originally filed on July 17, 2020 to include the unaudited summarized financial statements of HSH.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following tables present unaudited summarized operating data for HSH for the six months ended June 30, 2020 and 2019, and the year ended December 31, 2019, and unaudited summarized balance sheet data as of June 30, 2020 and December 31, 2019:

Summarized Operating Data (Unaudited)

	Six Months Ended June 30,		Year Ended
	2020	2019	December 31, 2019
Revenues	$15,045,709	$13,293,248	$27,942,464
Expenses	(13,250,440)	(12,352,884)	(25,853,511)
Income before taxes	1,795,269	940,364	2,088,953
Income taxes	(412,900)	(195,600)	(434,500)
Net income	$1,382,369	$744,764	$1,654,453

Summarized Balance Sheet Data (Unaudited)

	June 30, 2020	December 31, 2019
Current assets	$9,227,723	$8,755,123
Non-current assets	33,167,343	34,144,129
Current liabilities	5,068,647	4,440,620
Long-term liabilities	3,483,178	5,997,760
Stockholders’ equity	33,843,241	32,460,872

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL STRATEGIC CAPITAL, LLC
a Delaware limited liability company

Date: September 28, 2020	By:	/s/ Tammy J. Tipton
TAMMY J. TIPTON
Chief Financial Officer
(Principal Financial and Accounting Officer)